Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE (this “Amendment”) dated as of the 9th day of September, 2019 (the “Effective Date”) by and between 1411 IC-SIC PROPERTY LLC, a Delaware limited liability company with an office at 1411 Broadway, Building Management Office, New York, New York 10018, as landlord (“Landlord”) and CRA INTERNATIONAL, INC., a Massachusetts corporation with an office at 1411 Broadway, 35th Floor, New York, New York 10018, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain original lease dated as of July 15, 2015 (the “Original Lease”), covering the entire rentable area of the thirty-fifth (35th) floor (the “Original Premises”) in the building known as 1411 Broadway, New York, New York (the “Building”), consisting of approximately 25,261 rentable square feet (“RSF”);

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease (the “First Amendment”), dated as of April 21, 2017, which amended the Original Lease to provide for, among other things, (i) an extension of the Term of the Lease, and (ii) the leasing by Landlord to Tenant of a portion of the rentable area of the twenty-fifth (25th) floor of the Building consisting of approximately 16,587 RSF (the “Original 25th Floor Premises”);

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease (the “Second Amendment”), dated as of July 28, 2017, which further amended the Original Lease, as amended by the First Amendment, to provide for, among other things, the leasing by Landlord to Tenant of an additional portion of the rentable area of the twenty-fifth (25th) floor of the Building consisting of approximately 2,422 RSF (the “Additional 25th Floor Premises”; the Original Premises, the Original 25th Floor Premises, and the Additional 25th Floor Premises are herein collectively referred to as the “Existing Premises”)

WHEREAS, pursuant to the terms set forth in this Amendment, Landlord and Tenant desire to further amend the Original Lease, as amended by the First Amendment and Second Amendment, to provide for, among other things, the leasing by Landlord to Tenant of a portion of the rentable area of the twenty-fourth (24th) floor of the Building consisting of approximately 12,075 RSF as more particularly shown on the floor plan attached hereto as Exhibit A and made a part hereof (the “Third Amendment Premises”), in accordance with the terms, covenants and conditions of the Lease, as hereby amended.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.  As used herein and in the Lease, the term “Lease” shall mean the Original Lease, as amended by the First Amendment, the Second Amendment, this Amendment and as hereafter amended. From and after the Third Amendment Premises Commencement Date (as hereinafter defined), the term “Premises,” as used in the Lease, shall mean the Existing Premises and the Third Amendment Premises, collectively, unless otherwise expressly specified.

2.                                      Third Amendment Premises; Third Amendment Premises Commencement Date; Landlord’s Work; Landlord’s Additional Work; Tenant’s TI Work; Landlord’s Contribution; Failure to Give Possession.

2.1                               Definitions.

(a)                                 “Landlord’s Additional Work” means the work set forth on Exhibit B-2, which work shall be performed by Landlord in a good and workmanlike manner at Landlord’s cost using Building standard materials.

(b)                                 “Landlord’s Work” shall mean the work required to prepare the Third Amendment Premises for Tenant’s TI Work in accordance with Exhibit B-1, which work shall be, or has been, performed by Landlord at Landlord’s cost in a good and workmanlike manner using Building standard materials.

(c)                                  “Third Amendment Premises Commencement Date” shall mean the date on which Landlord shall deliver possession of the Third Amendment Premises to Tenant (i) free of all tenancies (other than that of Tenant), licenses and rights of occupants, and (ii) with Landlord’s Work (but not Landlord’s Additional Work) Substantially Completed.

2.2                         Condition of Third Amendment Premises. By taking possession of any part of the Third Amendment Premises hereunder, Tenant shall be deemed to have accepted the Third Amendment Premises as being in good order, condition and repair, and otherwise in its then existing “as is” and “where is” condition as of the Third Amendment Premises Commencement Date, subject to Substantial Completion of Landlord’s Additional Work and completion of the Punch List Items and other than latent defects in Landlord’s Work of which Tenant notifies Landlord promptly following discovery thereof, but in no event later than one (1) year following the Third Amendment Premises Commencement Date. Except for the performance of Landlord’s Work and Landlord’s Additional Work, Tenant agrees that Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Third Amendment Premises to prepare the Third Amendment Premises for Tenant’s occupancy. The foregoing, however, shall not be deemed or construed to release Landlord from any of its obligations set forth in the Lease, including its obligation to provide services and utilities under Article 7 of the Lease, or to repair, maintain and operate the Building in a manner consistent with comparable office buildings in midtown Manhattan (subject, in each case, to the applicable terms and provisions of the Lease). Tenant acknowledges that, except as may otherwise be expressly provided in this Amendment, neither Landlord, nor any employee, agent nor contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Third Amendment Premises, or the adequacy of Landlord’s Work or Landlord’s Additional Work for the conduct of Tenant’s business in the Third Amendment Premises. Landlord reserves, for Landlord’s use, any of the following (other than those installed by or for Tenant’s exclusive use) that may be located in the Third Amendment Premises: janitor closets, emergency egress stairways and stairwells; fans, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

2.3                         Landlord’s Work; Landlord’s Additional Work.

(a)                                 Landlord agrees to perform Landlord’s Work, at Landlord’s sole cost and expense, prior to the Third Amendment Premises Commencement Date. After execution of this Amendment, Landlord shall use commercially reasonable efforts to prosecute Landlord’s Work to completion, without being required to employ overtime or other premium pay labor.  Provided that the Effective Date is not later than September 6, 2019 (the “Target Effective Date”), Landlord shall endeavor to Substantially Complete Landlord’s Work by January 1, 2020 (the “Target Date”).  In the event that Landlord’s Work is not Substantially Complete by the Target Date, then Tenant shall be entitled to an abatement of Base Rent for the Third Amendment Premises (to be applied from and after the Third Amendment Premises Base Rent Abatement Period) of one (1) day for each day from the Target Date until Landlord’s Work is Substantially Completed.  All time periods and deadlines set forth in this Section 2.3(a) are subject to extension on a day-for-day basis in the event that the Substantial Completion of Landlord’s Work is delayed as a result of Force Majeure and/or Tenant Delay or the Effective Date occurring on a date that is later than the Target Effective Date.

(b)                                 Following the Third Amendment Premises Commencement Date, Landlord agrees to perform Landlord’s Additional Work and any Punch List Items, at Landlord’s sole cost and expense. Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Additional Work prior to Tenant’s completion of the TI Work (as hereinafter defined), without being required to employ overtime or other premium pay labor; provided, however, Landlord shall complete the finishes in the 24th floor common corridor no later than ninety (90) days after the Third Amendment Premises Commencement Date. Landlord agrees to diligently perform all Punch List Items and to complete same within thirty (30) days after Substantial Completion of each of Landlord’s Work and Landlord’s Additional Work, as applicable. Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s performance of the TI Work and/or its business activities as Landlord completes Landlord’s Additional Work and the Punch List Items.

(c)                                  Landlord and its employees, contractors and agents shall be granted access to the Third Amendment Premises at all reasonable times in order to perform Landlord’s Additional Work and Punch List Items, and for the storage of materials therein reasonably required in connection therewith. Tenant, its employees, contractors and agents shall use commercially reasonable efforts to minimize interference with the performance of Landlord’s Additional Work. Landlord, its employees, contractors and agents shall use commercially reasonable efforts to minimize interference with the performance of the TI Work; and work schedules shall be coordinated accordingly. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Landlord’s

Additional Work, Punch List Items and/or the storage of any materials in connection therewith except to the extent expressly provided herein.

2.4                         TI Work.

(a)                                 Tenant intends to undertake renovations in the Third Amendment Premises to prepare the same for Tenant’s occupancy (the “TI Work”).  Subject to Landlord’s review and approval of Tenant’s Plans for the TI Work in accordance with the Lease and as set forth herein, Landlord agrees that Tenant shall have the right to perform the TI Work. As soon as is reasonably practical after the date of this Amendment, Tenant shall deliver to Landlord, for Landlord’s approval, construction drawings for the TI Work.

(b)                                 Tenant shall perform the TI Work at Tenant’s own cost and expense, in compliance with Landlord’s Rules and Regulations for Alterations, all applicable Laws and provisions of the Lease (including without limitation Article 10 thereof), and in accordance with Tenant’s Plans as approved by Landlord in accordance with Section 5.2 of the Lease governing the performance of the Initial Improvements, which shall apply to Tenant’s performance of the TI Work, mutatis mutandis. Notwithstanding the foregoing sentence, provided no monetary or material non-monetary Event of Default shall be continuing at the time of any disbursement, Landlord shall contribute up to $966,000.00 (the “TI Allowance”) to the cost of the TI Work (up to fifteen percent (15%) of which may be used for Tenant’s costs for architectural, engineering, permits and filing fees directly related to the TI Work), which Landlord shall pay to Tenant in accordance with Section 5.3 of the Lease governing the distribution of Landlord’s Contribution, which shall apply to the TI Allowance, mutatis mutandis.  If Tenant does not submit payment requests totaling the entire amount of the TI Allowance within eighteen (18) months after the Third Amendment Premises Commencement Date, any unused amount shall accrue to the sole benefit of Landlord, and Tenant shall not be entitled to any credit towards Rent, abatement, offset or other concession in connection therewith. For the avoidance of doubt, the TI Allowance set forth in this Section 2.4(b) is separate from, and in addition to, the “TI Allowance” set forth in Section 3.4(b) of the First Amendment in respect of the Original 25th Floor Premises (“First Amendment TI Allowance”) and Section 2.4(b) of the Second Amendment in respect of the Additional 25th Floor Premises (“Second Amendment TI Allowance”).  Tenant acknowledges that the First Amendment TI Allowance and the Second Amendment TI Allowance have already been paid in full by Landlord in accordance with the terms and provisions of the First Amendment and Second Amendment, respectively.

2.5                               Completion Date.  Tenant hereby waives any right to rescind the Lease or this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Third Amendment Premises on the date set forth herein and/or any other date for the commencement of the Term of the Lease as amended hereby with respect thereto. If Landlord shall be unable to give possession of the Third Amendment Premises on any particular date, and provided that Tenant is not responsible for such inability to give possession, the Rent reserved and covenanted to be paid herein with respect to the Third Amendment Premises shall not, with respect to the Third Amendment Premises only, commence until the Third Amendment Premises Rent Commencement Date, and no such failure to give possession on any particular date shall in any wise affect the validity of this Amendment or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of the Lease and/or this Amendment, nor shall same be construed in any wise to extend the Term.  Tenant shall not enter into possession of the Third Amendment Premises prior to the Third Amendment Premises Commencement Date without Landlord’s permission, which may be granted or withheld in Landlord’s sole discretion.

3.                                      Existing Premises.  Until the Third Amendment Premises Commencement Date, Tenant shall continue to lease the Existing Premises on all of the terms, covenants and conditions of the Lease. Subsequent to the Third Amendment Premises Commencement Date, Tenant shall continue to pay Base Rent, Additional Rent and other charges for the Existing Premises at the rates set forth in the Lease.

4.                                      Basic Lease Definitions. As of the Third Amendment Premises Commencement Date, the following additional definitions and terms shall be amended or added, as applicable, in Section 1.1 of the Lease:

(e)                                  “Area of the Premises” means, for the purposes of this Lease, (1) until the Third Amendment Premises Commencement Date, approximately 44,270 RSF, which represents the sum of 25,261 RSF in respect of the Original Premises, plus 16,587 RSF in respect of the Original 25th Floor Premises, plus 2,422 RSF in respect of the Additional 25th Floor Premises and (2) after the Third Amendment Premises Commencement Date, approximately 56,345 RSF, which represents the sum of 44,270 RSF  in respect of the Existing Premises and 12,075 RSF in respect of the Third Amendment Premises.

(i)                                     “Base Rent” for the Third Amendment Premises only means the Rent payable pursuant to Section 4.1, which shall be as follows:

(1)                                 $881,475.00 per annum, payable at the rate of $73,456.25 per month, for the period from the Third Amendment Premises Commencement Date through April 14, 2023; and

(2)                                 $953,925.00 per annum, payable at the rate of $79,493.75 per month, for the period from April 15, 2023 through the Expiration Date.

(k)                                 “Tenant’s Expense Share,” for the Third Amendment Premises only, means 1.0731%.

(l)                                     “Tenant’s Tax Share,” for the Third Amendment Premises only, means 1.0481%.

(m)                             “Base Expense Year,” for the Third Amendment Premises only, means the Operating Expenses payable in respect of the Fiscal Year ending December 31, 2020.

(n)                                 “Base Tax Year,” for the Third Amendment Premises only, means the simple average of Taxes payable with respect to the July 1, 2019 - June 30, 2020 and July 1, 2020 — June 30, 2021 New York City fiscal tax years.

(p)                                 “Security Deposit” means $1,705,906.67, subject to the provisions of Article 23 of the Lease.

(u)                                 “Broker” means CBRE, Inc., on behalf of Landlord and Tenant, respectively.”

5.                                      Rent; Operating Expenses and Taxes.  For the period commencing on the Third Amendment Premises Commencement Date and ending on the Expiration Date, Tenant shall pay Base Rent, Tenant’s Expense Share of Operating Expenses and Tenant’s Tax Share of Taxes applicable to the Third Amendment Premises in accordance with the terms of the Lease.

6.                                      Rent Abatement.  Notwithstanding anything to the contrary contained in Section 5 above, provided that the Lease shall then be in full force and effect and no monetary or material non-monetary Event of Default shall be continuing, Tenant shall be entitled to an abatement of Base Rent in respect of the Third Amendment Premises only in the amount of $73,456.25  per month from the Third Amendment Premises Commencement Date through the date immediately preceding the date that is ten (10) months after the Third Amendment Premises Commencement Date (such date, the “Third Amendment Premises Rent Commencement Date,” and such period of abated Base Rent for the Third Amendment Premises, the “Third Amendment Premises Base Rent Abatement Period”). The amount of Base Rent abated in accordance with this Section 6 (the “Third Amendment Premises Abated Base Rent”) does not include charges for electric and/or any other Additional Rent; as such, during the Third Amendment Premises Base Rent Abatement Period, only Base Rent to the extent set forth above shall be abated, and the electric charges as well as all Additional Rent and other costs and charges payable under the Lease shall remain due and payable pursuant to the terms hereof; provided, however, that notwithstanding the foregoing, if the Third Amendment Premises Base Rent Abatement Period extends into the calendar year 2021 (i.e., the calendar year following the Base Expense Year and Base Tax Year), then for such portion of the Third Amendment Premises Base Rent Abatement Period extending into 2021, in addition to Base Rent, Tenant’s Tax Payment and Tenant’s Expenses Share of the Operating Expenses Excess shall also be abated.  Notwithstanding the foregoing, if Tenant cures any such Event of Default after the applicable notice and cure period set forth in Section 21.1 of the Lease and if such cure is accepted by Landlord, then Tenant shall again be entitled to the Third Amendment Premises Abated Base Rent to the extent the same accrued but was not applied before such cure is effected by Tenant (i.e., was suspended) as well as any portion thereof accruing after such cure is effected by Tenant.

7.                                      Electricity.  Landlord shall furnish electricity to the Third Amendment Premises and Tenant shall pay for such electricity in accordance with the terms of Article 8 of the Lease in all respects. The foregoing notwithstanding, if applicable, commencing on the Third Amendment Premises Commencement Date and through such time as the submeter(s) is (are) installed for the Third Amendment Premises and operable, Tenant shall pay an electrical consumption charge of $1.00 per rentable square foot per annum.

8.                                      Freight Elevator. Tenant shall be permitted to use the Building’s freight elevator for up to forty (40) overtime hours (i.e., not including use during normal operating hours under Section 7.2(b) of the Lease) in the aggregate, without charge, in connection with Tenant’s construction and initial move into the Third Amendment Premises, provided that such usage shall, in each case, be subject to Section 7.2(b) of the Lease concerning union rules and the rules and regulations of the Building regarding minimum blocks of overtime freight elevator use.

9.                                      Right of First Offer.   Tenant’s right of first offer contained in Section 29 (as amended by Section 11 of the First Amendment and Section 8 of the Second Amendment) is hereby ratified and shall continue as to  the “ROFO Space,” as such term is defined in Section 29.1 of the Lease and modified by the Second Amendment and Exhibit C attached thereto, and made a part hereof. All other terms, covenants and conditions of Article 29 of the Lease (as amended by Section 11 of the First Amendment and Section 8 of the Second Amendment) shall remain the same.  Notwithstanding the foregoing, and for the avoidance of doubt, the foregoing right of first offer shall in no way apply to any remaining portion of the rentable area of the twenty-fourth (24th) floor of the Building.

10.                               Option to Extend. Tenant’s option to extend the Term of the Lease contained in Article 28 of the Lease (as amended by Section 12 of the First Amendment) is hereby ratified and confirmed.  For the avoidance of doubt, Tenant’s option to extend the Term shall apply to the entire Premises only (and not as to a portion).

11.                               Security Deposit.

11.1                        Landlord acknowledges that it is currently holding a Letter of Credit in the amount of $1,338,625.40 (the “Existing LC”).  Simultaneously herewith, Tenant shall deliver an amendment to the Existing LC effectively increasing the Security Deposit to $1,705,906.67 (the “Amended LC”) to Landlord.

11.2                        Effective as of the date of this Amendment, Section 23.1.3 of the Lease shall be amended and restated in its entirety as follows:

On June 1, 2021 and upon the condition that (i) an Event of Default shall not then exist and be continuing, (ii) no Event of Default shall have occurred during the Term, (iii) Tenant shall never have been late in the payment of any Base Rent or Additional Rent beyond the applicable notice and grace period provided herein, if any, and (iv) Tenant shall then have a market capitalization, as reported by NASDAQ and as certified by Tenant’s chief financial officer, equal to or in excess of $250,000,000.00, then the Security Deposit shall be reduced to $1,364,725.33. In such event, Tenant shall provide a replacement Letter of Credit complying with this Section in the amount of $1,364,725.33 to Landlord (in which case Landlord shall, simultaneously with Tenant’s delivery of such replacement Letter of Credit, return the original Letter of Credit to Tenant) or Tenant shall deliver an amendment to the Letter of Credit, pursuant to which the amount of the Letter of Credit shall be reduced to 1,364,725.33; and Landlord agrees that Landlord shall execute any such amendment and any other documentation reasonably required in connection therewith by the Issuing Bank, all at no cost, expense or additional liability to Landlord.  In the instance of such reduction, Landlord agrees to reasonably comply with requests from Tenant or the Issuing Bank in obtaining a replacement Letter of Credit, at no cost or expense to Landlord, which replacement Letter of credit shall comply with this Article 23.  If, at any time after the Security Deposit shall be reduced as provided above, (x) an Event of Default shall occur or (y) Tenant’s market capitalization, determined as provided above, shall fall below $250,000,000, then, subject to the following cure right in the case of clause (y) only, Landlord shall have the right to demand that the Security Deposit be immediately restored to its original full amount subsequent as of the Second Amendment to Lease (i.e., $1,705,906.67) for the balance of the Term as if such reduction shall have never occurred, and Tenant shall so comply; provided, however, that, in the event Landlord shall have demanded that the Security Deposit be restored to its original full amount as a result of Tenant’s non-compliance with clause (y) only (and not as a result of Tenant’s non-compliance with clause (x)), then Tenant shall have the right to again seek a reduction of the Letter of Credit (as so restored) to $1,364,725.33 on the condition that Tenant’s market capitalization, determined as provided above, shall equal or exceed $250,000,000 and remain at or above such level for at least ninety (90) consecutive days, subject, nevertheless, to Landlord’s continuing right to demand restoration of the Security Deposit to its original full amount in accordance with the immediately preceding sentence.

12.                               Brokers. Landlord and Tenant represent that no broker or agent other than CBRE, Inc., as both Tenant’s agent and Landlord’s agent (collectively, the “Broker”), participated with Landlord and Tenant in or was a procuring cause of this transaction. Landlord and Tenant acknowledge that the payment for brokerage fees due and payable as a result of Landlord and Tenant executing this Amendment shall be the sole cost and responsibility of the Landlord pursuant to Landlord’s separate agreement(s) with the Broker. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claim, loss and/or demand of any other broker or agent who claims that he, she or it participated with Landlord and/or Tenant, as applicable, in this transaction.

13.                               Supplemental AC.  Subject to the terms of this Article and Articles 10 and 30 of the Original Lease, in addition to the Supplemental HVAC Units under Article 30 of the Original Lease, Tenant shall be permitted to install in the Premises, at Tenant’s cost, up to two (2) additional supplemental air conditioning units (the “Additional Supplemental AC Unit(s)”), which shall be connected to the Building condenser water loop, for use in the Third Amendment Premises in accordance in all respects with Article 30 of the Lease.  As of the Effective Date, Landlord agrees to reserve seven (7) tons of condenser water for Tenant’s use in connection with the Additional Supplemental AC Unit(s).  Within ninety (90) days after the Third Amendment Premises Commencement Date, Tenant shall have the one (1) time right to advise Landlord of the amount of condenser water Tenant requires (up to seven (7) tons) for the Additional Supplemental AC and if Tenant shall not require all seven (7) tons of condenser water, Landlord shall thereafter be entitled to use any excess tonnage as Landlord sees fit, and the cost payable by Tenant under Article 30 of the Lease for reserved condenser water shall be adjusted accordingly.  Tenant’s use of the Additional Supplemental AC Units and such condenser water shall be subject to all the terms and conditions of Article 30 of the Original Lease, including the hook-up and per annum charge for use of such Building condenser water.  Upon expiration or earlier termination of the Lease, Tenant shall, at Tenant’s cost, de-register the Supplemental AC Unit(s) with the FDNY (if the same is required by Law) and remove the Supplemental AC Unit(s), and such removal shall be subject to the provisions of Article 10 of the Lease.

14.                               Notices.  The Lease is amended to provide that all notices to Landlord under the Lease are sent to Landlord at its address set forth above, Attn: Building Management, with copies to (i) 1411 IC-SIC Property LLC, c/o Ivanhoe Cambridge, IC US Capital Properties LLC, 3 Bryant Park, 24th Floor, New York, New York 10036, Attn: Michael W. McMahon, Senior Vice President — Asset Management, (ii) 1411 IC-SIC Property LLC, c/o Ivanhoe Cambridge, IC US Capital Properties LLC, 10 S. Riverside Plaza, Suite 2050, Chicago, Illinois 60606, Attention: Bansari Shah, General Counsel, and (iii) Tarter Krinsky & Drogin LLP, 1350 Broadway, 11th Floor, New York, NY 10018, Attn: Alan M. Tarter, Esq. and Arthur Zagorsky, Esq.

15.                               Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which counterparts together shall be deemed to be one and the same instrument. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. This Amendment shall not be binding in any respect upon Landlord or Tenant until duplicate counterparts hereof are executed and exchanged by Landlord and Tenant. Executed copies of this Amendment may be delivered by electronic mail (e-mail), which shall be deemed effective to constitute delivery.

16.                               Affirmation; Ratification of Lease; Inconsistencies. Except as expressly amended hereby, the Lease and all covenants, agreements, terms and conditions thereof shall continue in full force and effect, and Landlord and Tenant hereby affirm and ratify all terms and conditions of the Lease. The provisions set forth herein will be deemed to be part of the Lease and shall supersede any contrary provisions in the Lease.

17.                               Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth herein. This Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

18.                               Successors and Assigns.  The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease to be executed as of the day and year first above written.

LANDLORD:

1411 IC-SIC PROPERTY LLC,
a Delaware limited liability company

By:	1411 IC-SIC Holdings LLC,
its sole member

By:	IC 1411 Broadway Manager LLC,
its managing member

By:	IC US Capital Properties LLC,
its non-member manager

By:	/s/ Michael W. McMahon
Name: Michael W. McMahon
Title: SVP — Asset Management

TENANT:

CRA INTERNATIONAL, INC.,
a Massachusetts corporation

By:	/s/ Chad M. Holmes
Name: Chad M. Holmes
Title: CFO

Exhibit A

Third Amendment Premises

WEST 40TH STREET
SEVENTH AVENUE
BROADWAY
WEST 39TH STREET

1411 Broadway

Floor 24

Ivanhoé Cambridge

1411 IC-SIC Property LLC.
1411 Broadway NY, NY 10018 (212) 840-7220

N

Prepared by PlanData Systems Corp.

August 15, 2019

0 5 10 20 30 40 50

Exhibit B-1

Landlord’s Work

•                  The Third Amendment Premises will be delivered “as-is”; demolished and in broom clean condition;

•                  Landlord will provide Class-E availability of connection points for Tenant’s strobes and related Class-E connections.  (Landlord, at Tenant’s expense, shall provide all points, tie-ins and software reprogramming; and Tenant will determine its requirements relative to the existing Class-E system.) All fire and safety systems, including alarms, speakers and communications will be in full service and available in the Third Amendment Premises;

•                  The HVAC system serving the Third Amendment Premises shall be delivered in good working order;

•                  Floors will be delivered “as-is” reasonably smooth to accept Tenant’s flooring;

•                  Landlord will bring all Building Systems to the Third Amendment Premises for Tenant’s tie-in and such systems will be fully operational;

•                  Provide code compliant demising walls for the Third Amendment Premises and the common corridor.

•                  Landlord will deliver to Tenant a form ACP-5 in connection with Tenant’s initial improvements to the Third Amendment Premises to prepare the Third Amendment Premises for Tenant’s occupancy within ten (10) days after Landlord’s approval of Tenant’s plans for such improvements.

•                  Landlord to provide code compliant fire proofing of any exposed structural steel.

•                  Core walls and columns shall be delivered in their “as-is” condition.

•                  Landlord to deliver the main HVAC trunk duct complete with smoke and fire dampers for the Third Amendment Premises tied into the Building’s life safety systems.

•                  Landlord to deliver the temporary sprinkler loop for the Third Amendment Premises in its “as-is” condition.  Tenant shall modify such temporary sprinkler loop within the Third Amendment Premises such that it is compliant with all applicable Laws.

•                  Landlord to separately demise the Third Amendment Premises from the common 24th floor corridor.

Exhibit B-2

Landlord’s Additional Work

•                  Install submeter(s);

•                  Complete corridor side of demising wall with the same or substantially similar materials and finishes as on the 25th floor.